Exhibit 1.1

15,000,000 Units

L&F Acquisition Corp.

UNDERWRITING AGREEMENT

November [●], 2020

JEFFERIES LLC

As Representative of the several Underwriters

c/o JEFFERIES LLC

520 Madison Avenue
New York, New York 10022

Ladies and Gentlemen:

Introductory. L&F Acquisition Corp., a Cayman Islands exempted company (the “Company”), proposes, upon the terms and subject to the conditions set forth in this agreement (this “Agreement”), to issue and sell to the several underwriters named in Schedule A (the “Underwriters”) an aggregate of 15,000,000 units of the Company (the “Units”). The 15,000,000 Units to be sold by the Company are called the “Firm Securities.” In addition, the Company has granted to the Underwriters an option to purchase up to an additional 2,250,000 Units as provided in Section 2. The additional 2,250,000 Units to be sold by the Company pursuant to such option are collectively called the “Optional Securities.” The Firm Securities and, if and to the extent such option is exercised, the Optional Securities are collectively called the “Offered Securities.” Jefferies LLC has agreed to act as the representative of the several Underwriters (together in such capacity, the “Representative”) in connection with the offering of the Offered Securities for sale to the public as contemplated in the Prospectus (as defined below) (the “Offering”). To the extent there are no additional underwriters listed on Schedule A, the term “Representative” as used herein shall mean you, as Underwriter, and the term “Underwriters” shall mean either the singular or the plural, as the context requires.

Each Unit consists of one of the Company’s Class A ordinary shares, par value $0.0001 per share (“Class A Ordinary Shares”), and one-half of one redeemable warrant, each whole warrant entitling the holder to purchase one Class A Ordinary Share (the “Public Warrant(s)”). The Class A Ordinary Shares and the Public Warrants included in the Units will not trade separately until the 52nd day following the date of the Prospectus (unless the Representative informs the Company of its decision to allow earlier separate trading), subject to (a) the Company’s preparation of an audited balance sheet reflecting the receipt by the Company of the proceeds of the Offering, (b) the filing of such audited balance sheet with the U.S. Securities and Exchange Commission (the “Commission”) on a Form 8-K or similar form by the Company that includes such audited balance sheet (the “Closing Form 8-K”), and (c) the Company having issued a press release announcing when such separate trading will begin. Each whole Public Warrant entitles its holder, upon exercise, to purchase one Class A Ordinary Share for $11.50 per share during the period commencing on the later of 30 days after the completion of an initial Business Combination (as defined below) or 12 months from the date of the closing of the Offering and terminating on the five-year anniversary of the date of the completion of such initial Business Combination or earlier upon redemption or liquidation of the Company; provided, however, that pursuant to the Warrant Agreement (as defined below), a fractional warrant may not be exercised, so that only a whole warrant may be exercised at any given time by a holder thereof. As used herein, the term “Business Combination”

(as described more fully in the Registration Statement (as defined below)) shall mean a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

The Company has prepared and filed with the Commission a registration statement on Form S-1, File No. 333-249497 which contains a form of prospectus to be used in connection with the Offering and sale of the Offered Securities. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act, is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offer and sale of the Offered Securities is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of any such Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The prospectus, in the form first used by the Underwriters to confirm sales of the Offered Securities or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act, is called the “Prospectus.” The preliminary prospectus dated November [●], 2020 describing the Offered Securities and the Offering thereof is called the “Preliminary Prospectus,” and the Preliminary Prospectus and any other prospectus in preliminary form that describes the Offered Securities and the Offering thereof and is used prior to the filing of the Prospectus is called a “preliminary prospectus.” As used herein, “Applicable Time” is [●] (New York City time) on November [●], 2020. As used herein, “Effective Date” means the date and time at which such registration statement, or the most recent post-effective amendment thereto, was declared effective by the Commission in accordance with the rules and regulations under the Securities Act. As used herein, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Time of Sale Prospectus” means the Preliminary Prospectus together with the Time of Delivery Information, if any, set forth on Schedule B hereto. As used herein, “Road Show” means a “road show” (as defined in Rule 433 under the Securities Act) relating to the Offering contemplated hereby that is a “written communication” (as defined in Rule 405 under the Securities Act). As used herein, “Section 5(d) Written Communication” means each written communication (within the meaning of Rule 405 under the Securities Act) that is made in reliance on Section 5(d) of the Securities Act by the Company or any person authorized to act on behalf of the Company to one or more potential investors that are qualified institutional buyers (“QIBs”) and/or institutions that are accredited investors (“IAIs”), as such terms are respectively defined in Rule 144A and Rule 501(a) under the Securities Act, to determine whether such investors might have an interest in the Offering; “Section 5(d) Oral Communication” means each oral communication, if any, made in reliance on Section 5(d) of the Securities Act by the Company or any person authorized to act on behalf of the Company made to one or more QIBs and/or one or more IAIs to determine whether such investors might have an interest in the Offering; “Marketing Materials” means any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering, including any Road Show or investor presentations made to investors by the Company (whether in person or electronically); and “Permitted Section 5(d) Communication” means the Section 5(d) Written Communication(s) and Marketing Materials listed on Schedule C attached hereto.

All references in this Agreement to the Registration Statement, any preliminary prospectus (including the Preliminary Prospectus), or the Prospectus, or any amendments or supplements to any of the foregoing shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The Company has entered into a Securities Subscription Agreement, dated as of August 28, 2020 (the “Subscription Agreement”), with JAR Sponsor, LLC, a Delaware limited liability company (the

“Sponsor”), in substantially the form filed as Exhibit 10.8 to the Registration Statement, pursuant to which the Sponsor purchased an aggregate of 5,750,000 Class B ordinary shares for an aggregate purchase price of $25,000, or approximately $0.004 per share. The Founder Shares are substantially similar to the Class A Ordinary Shares included in the Units except as described in the Prospectus.

Prior to the First Closing Date (as defined below), the Company has entered into certain Private Placement Warrants Purchase Agreements (the “Private Placement Warrants Purchase Agreements”) with the Sponsor and the Representative, in substantially the forms filed as Exhibits 10.4 and 10.5, respectively, to the Registration Statement.  Pursuant to the Private Placement Warrants Purchase Agreements, the Sponsor and the Representative agreed to purchase an aggregate of 6,859,505 warrants (or up to 7,588,430 warrants if the over-allotment option is exercised in full), consisting of 5,000,000 warrants (or up to 5,450,000 warrants if the over-allotment option is exercised in full) by the Sponsor and 1,859,505 warrants (or up to 2,138,430 warrants if the over-allotment option is exercised in full) by the Representative, respectively.  Each such whole Private Placement Warrant entitles the holder to purchase one Class A Ordinary Share (the “Private Placement Warrants”) at an exercise price of $11.50 per share.  The Private Placement Warrants purchased by the Sponsor and the Representative are substantially similar to the Public Warrants except as described in the Prospectus.  Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Private Placement Warrants, and the Class A Ordinary Shares issuable upon conversion or exercise thereof, have the same terms as the Units, the Class A Ordinary Shares, the Public Warrants and the Class A Ordinary Shares underlying the Public Warrants, respectively.

The Company will enter into an Investment Management Trust Agreement, effective as of the First Closing Date, with Continental Stock Transfer & Trust Company (“CST”), as trustee, in substantially the form filed as Exhibit 10.2 to the Registration Statement (the “Trust Agreement”), pursuant to which proceeds from the sale of the Private Placement Warrants and proceeds from the Offering and sale of the Offered Securities will be deposited and held in a trust account (the “Trust Account”) for the benefit of the Company, the Underwriters and the holders of the Firm Securities and the Optional Securities, if and when issued.

The Company will enter into a Warrant Agreement, effective as of the First Closing Date, with respect to the Warrants, the Private Placement Warrants and any warrants issued upon the conversion of working capital loans by the Sponsor, the Company’s officers and directors or their respective affiliates, to the Company (the “Working Capital Warrants”) with CST, as warrant agent, in substantially the form filed as Exhibit 4.4 to the Registration Statement (the “Warrant Agreement”), pursuant to which CST will act as warrant agent in connection with the issuance, registration, transfer, exchange, redemption, and exercise of the Warrants, the Private Placement Warrants and the Working Capital Warrants.

The Company will enter into a Registration and Shareholder Rights Agreement, dated as of the First Closing Date, with the Sponsor and the other parties thereto, in substantially the form filed as Exhibit 10.3 to the Registration Statement (the “Registration Rights Agreement”), pursuant to which the Company will grant certain registration and shareholder rights in respect of the Founder Shares, the Private Placement Warrants, the Working Capital Warrants and the Class A Ordinary Shares issuable upon the exercise of the Private Placement Warrants and the Working Capital Warrants and upon conversion of the Founder Shares.

The Company has entered into a letter agreement, dated as of the date hereof, with the Sponsor and the Company’s officers and directors, in substantially the form filed as Exhibit 10.1 to the Registration Statement (the “Insider Letter”).

The Company will enter into an Administrative Services Agreement, dated as of the First Closing Date, with the Sponsor, in substantially the form filed as Exhibit 10.9 to the Registration Statement (the “Administrative Services Agreement”), pursuant to which the Company will pay the Sponsor an aggregate monthly fee of $10,000 for office space, utilities, and secretarial and administrative services.

The Company hereby confirms its agreements with the Underwriters as follows:

Section 1.           Representations and Warranties of the Company.

The Company hereby represents, warrants and covenants to each Underwriter, as of the date of this Agreement, as of the First Closing Date (as defined below) and for the period from the First Closing Date through and as of each Option Closing Date (as defined below), if any, as follows:

(a)           Compliance with Registration Requirements. The Registration Statement has become effective under the Securities Act. The Company has complied, to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information, if any. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

(b)           Disclosure. Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR, was identical (except as may be permitted by Regulation S-T under the Securities Act) to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Offered Securities. Each of the Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, the Time of Sale Prospectus did not, and at the First Closing Date and at each applicable Option Closing Date (as defined in Section 2), will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, as of its date, did not, and at the First Closing Date and at each applicable Option Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus or the Time of Sale Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with written information relating to any Underwriter furnished to the Company in writing by the Representative expressly for use therein, it being understood and agreed that the only such information consists of the information described in Section 8(b) below. There are no contracts or other documents required to be described in the Time of Sale Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement which have not been described or filed as required.

(c)           Free Writing Prospectuses; Road Show. As of the determination date referenced in Rule 164(h) under the Securities Act and as of the date hereof, the Company was and is an “ineligible issuer” in connection with the Offering pursuant to Rules 164, 405 and 433 under the Securities Act. The Company has not prepared, used or referred to, and will not, without your prior written consent, prepare, use or refer to, any free writing prospectus. Each of the Marketing Materials (including each Road Show), when considered together with the Time of Sale Prospectus, did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representation and warranty set forth in the immediately preceding sentence does not apply to statements in or omissions from the Time of Sale Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with written information relating to any Underwriter furnished to the Company in writing by the Representative expressly for use therein, it being understood and agreed that the only such information consists of the information described in Section 8(b) below.

(d)           Distribution of Offering Material By the Company. Prior to the later of (i) the expiration or termination of the option granted to the several Underwriters in Section 2, (ii) the completion of the Underwriters’ distribution of the Offered Securities and (iii) the expiration of 25 days after the date of the Prospectus, the Company has not distributed and will not distribute any offering material in connection with the Offering and sale of the Offered Securities other than the Registration Statement, the Time of Sale Prospectus, the Prospectus and any Permitted Section 5(d) Communications.

(e)           The Underwriting Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company.

(f)            Filing of a Form 8-A. The Company has filed with the Commission a registration statement (the “Exchange Act Registration Statement”) on Form 8-A (file number [●]-[●]) providing for the registration under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) of the Units, the Class A Ordinary Shares and the Public Warrants, which registration is currently effective on the date hereof. The Exchange Act Registration Statement has become effective as provided in Section 12 of the Exchange Act.

(g)           Stock Exchange Listing. The Offered Securities, the Class A Ordinary Shares and the Public Warrants have been approved for listing on The New York Stock Exchange (the “NYSE”), subject only to official notice of issuance.

(h)           No Integration. Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities that are required to be “integrated” pursuant to the Securities Act with the offer and sale of the Offered Securities pursuant to the Registration Statement.

(i)            Authorization of the Private Placement Warrants. The Private Placement Warrants have been duly authorized by the Company and, when issued and delivered in the manner set forth in the Private Placement Warrants Purchase Agreements against payment therefor, will be duly issued and delivered, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(j)            Authorization of the Founder Shares. The Founder Shares have been duly authorized, were validly issued, are fully paid and non-assessable and free of preemptive rights, rights of first refusal and similar rights.

(k)           Authorization of the Offered Securities. The Offered Securities have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company (by the entry of the name of the registered owner thereof in the register of members of the Company confirming that such securities have been issued credited as fully paid) against payment therefor pursuant to this Agreement, will be duly issued and delivered, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability; and the issuance and sale of the Offered Securities will be free of any preemptive rights, rights of first refusal and similar rights.

(l)            Authorization of the Class A Ordinary Shares. The Class A Ordinary Shares included in the Units have been duly authorized and, when issued and delivered (by the entry of the name of the registered owner thereof in the register of members of the Company confirming that such Class A

Ordinary Shares have been issued credited as fully paid) against payment for the Offered Securities by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and non-assessable and free of preemptive rights, rights of first refusal and similar rights.

(m)          Authorization of the Public Warrants. The Public Warrants included in the Units have been duly authorized by the Company and, when issued and delivered in the manner set forth in the Warrant Agreement against payment for the Offered Securities by the Underwriters pursuant to this Agreement, will be duly issued and delivered, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(n)           Authorization of the Class A Ordinary Shares Issuable Upon Exercise of the Public Warrants and the Private Placement Warrants. The Class A Ordinary Shares issuable upon exercise of the Public Warrants and the Private Placement Warrants have been duly authorized and reserved for issuance upon exercise thereof and, when issued and delivered (by the entry of the name of the registered owner thereof in the register of members of the Company confirming that such Class A Ordinary Shares have been issued credited as fully paid) against payment therefor pursuant to the Public Warrants and the Private Placement Warrants, as applicable, and the Warrant Agreement, will be validly issued, fully paid and non-assessable. The holders of such Class A Ordinary Shares are not and will not be subject to personal liability by reason of being such holders; such Class A Ordinary Shares are free of preemptive rights, rights of first refusal and similar rights; and all corporate action required to be taken for the authorization, issuance and sale of such Class A Ordinary Shares (other than such execution (if applicable), countersignature (if applicable) and delivery at the time of issuance) has been validly taken.

(o)           The Trust Agreement. The Trust Agreement has been duly authorized and on the First Closing Date, the Trust Agreement will be duly executed and delivered by the Company, and will constitute a valid and binding agreement of the Company, enforceable against the Company, in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(p)           The Warrant Agreement. The Warrant Agreement has been duly authorized and on the First Closing Date, the Warrant Agreement will be duly executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(q)           The Subscription Agreement. The Subscription Agreement has been duly authorized, executed and delivered by the Company and the Sponsor, and is a valid and binding agreement of the Company and the Sponsor, enforceable against the Company and the Sponsor in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(r)           The Private Placement Warrants Purchase Agreements. Each Private Placement Warrants Purchase Agreement has been duly authorized, executed and delivered by the Company, and the Sponsor (in the case of the Private Placement Warrants Purchase Agreement to which the Sponsor is a party), and is a valid and binding agreement of the Company and, in the case of the Private Placement Warrants Purchase Agreement to which the Sponsor is a party, the Sponsor, and enforceable against the Company and the Sponsor, as applicable, in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(s)           The Registration Rights Agreement. The Registration Rights Agreement has been duly authorized and on the First Closing Date, the Registration Rights Agreement will be duly executed and delivered by the Company, and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(t)            The Insider Letter. The Insider Letter has been duly authorized, executed and delivered by the Company and the Sponsor and, to the Company’s knowledge, each executive officer, director and director nominee, respectively, and is a valid and binding agreement of the Company, the Sponsor and, to the Company’s knowledge, each executive officer, director and director nominee of the Company, respectively, enforceable against the Company, the Sponsor and, to the Company’s knowledge, each executive officer, director and director nominee of the Company, respectively, in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(u)           The Administrative Services Agreement. The Administrative Services Agreement has been duly authorized and on the First Closing Date, the Administrative Services Agreement will be duly executed and delivered by the Company, and, assuming the due authorization, execution and delivery thereof by Sponsor, is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(v)            No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement.

(w)           Independent Accountants. WithumSmith+Brown, PC (“Withum”), who have certified certain financial statements of the Company and delivered their report with respect to the audited financial statements (which term as used in this Agreement includes the related notes thereto and the supporting schedules, if any) filed with the Commission as a part of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is a registered public accounting firm that is independent with respect to the Company within the meaning of the Securities Act and the Exchange Act and the applicable published rules and regulations thereunder.

(x)           Financial Statements. The financial statements, including the notes thereto and the supporting schedules, if any, filed with the Commission as a part of the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly the financial position of the Company as of the dates indicated and the results of its operations, changes in shareholders’ equity and cash flows for the periods specified. Such financial statements and supporting schedules, if any, have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement, the Time of Sale Prospectus or the Prospectus. The financial data set forth in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus under the captions “Summary Financial Data” and “Capitalization” fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus. There are no pro forma or as adjusted financial statements that are required to be included in the Registration Statement, the Time of Sale Prospectus and the Prospectus in accordance with Regulation S-X that have not been included as so required.

(y)           Company’s Accounting System. The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(z)           Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting. The Company maintains effective “disclosure controls and procedures” as defined under Rule 13a-15(e) under the Exchange Act, to the extent required by such rule.

(aa)         Compliance with the Sarbanes-Oxley Act. Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and the NYSE thereunder (the “Sarbanes-Oxley Act”) have been applicable to the Company, there is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply.

(bb)         Compliance with the NYSE Rules. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the Effective Date, the Company will be in compliance with, the applicable requirements of the NYSE Listed Company Manual. Further, there is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the Effective Date, the Company will be in compliance with, the phase-in requirements and all other provisions of the NYSE corporate governance requirements set forth in the NYSE Listed Company Manual.

(cc)         No Fees Related to this Agreement or the Offering of Offered Securities. There are no transfer, stamp, issue, registration, documentary or other similar taxes, duties, fees or charges under U.S. federal law or the laws of any state, or any political subdivision thereof, or under the laws of any non-U.S. jurisdiction, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Offered Securities.

(dd)         Incorporation and Good Standing of the Company. The Company has been duly incorporated and is validly existing as an exempted company in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement, the Trust Agreement, the Warrant Agreement, the Subscription Agreement, the Private Placement Warrants Purchase Agreements, the Registration Rights Agreement, the Insider Letter and the Administrative Services Agreement and to carry out the transactions contemplated hereby and thereby. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business,  except where the failure to so qualify would not reasonably be expected to have a material adverse effect on the financial condition, earnings, business, properties, operations, assets, liabilities or prospects of the Company (a “Material Adverse Effect”) on the Company.

(ee)         Interests in Other Entities. The Company does not own or control, directly or indirectly, an interest in any corporation, partnership, limited liability company, joint venture, trust or other entity.

(ff)          Capitalization and Other Share Capital Matters. The authorized, issued and outstanding share capital of the Company is as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans, or upon the exercise of outstanding options or warrants, in each case described in the Registration Statement). The share capital of the Company conforms in all material respects to the description thereof in the Time of Sale Prospectus, the Registration Statement and the Prospectus. All of the issued and outstanding securities of the Company have been duly authorized and validly issued, are fully paid and non-assessable and have been issued in compliance with all federal and state securities laws, based in part on the representations and warranties of the purchasers of such securities. None of the outstanding securities was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any share capital of the Company other than those described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(gg)        Sale of Securities of the Company. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company from its inception through and including the date hereof, except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(hh)        “Penny Stock” Securities. Upon delivery and payment for the Units on the First Closing Date and any Option Closing Dates, the Company will not be subject to Rule 419 under the Securities Act and none of the Company’s outstanding securities will be deemed to be a “penny stock” as defined in Rule 3a51-1 under the Exchange Act.

(ii)          Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. The Company is not in violation of its memorandum and articles of association, and, as of the First Closing Date, will not be in violation of its amended and restated Memorandum and Articles of Association (as it may be amended from time to time, the “Amended and Restated Memorandum and Articles of Association”), and is not in default (or, with the giving of notice or lapse of time, would not be in default) (“Default”) under any indenture, loan, credit agreement, note, lease, license agreement, contract, franchise or other instrument (including, without limitation, any pledge agreement, security agreement, mortgage or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness) to which the Company is a party or by which it may be bound, or to which any of the Company’s properties or assets are subject (each, an “Existing Instrument”), except for such Defaults as could not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect. The Company’s execution, delivery and performance of this Agreement, the Trust Agreement, the Warrant Agreement, the Subscription Agreement, the Private Placement Warrants Purchase Agreements, the Registration Rights Agreement, the Insider Letter or the Administrative Services Agreement, consummation of the transactions contemplated hereby and thereby and by the Registration Statement, the Time of Sale Prospectus and the Prospectus and the issuance and sale of the Offered Securities (including the use of proceeds from the sale of the Offered Securities as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Use of Proceeds”) (i) will not result in any violation of the provisions of the Amended and Restated Memorandum and Articles of Association of the Company, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for, or in connection with, the Company’s execution, delivery and performance of this Agreement, the Trust Agreement, the Warrant Agreement, the Subscription Agreement, the Private Placement Warrants Purchase Agreements, the Registration Rights Agreement, the Insider Letter, or the Administrative Services Agreement and consummation of the transactions contemplated hereby and thereby and by the Registration Statement, the Time of Sale Prospectus and the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act or Exchange Act and such as may be required under applicable state securities or blue sky laws or the Financial Industry Regulatory Authority, Inc. (the “FINRA”).

(jj)          Compliance with Laws. The Company has been and is in compliance with all applicable laws, rules and regulations, except where failure to be so in compliance could not be expected, individually or in the aggregate, to have a Material Adverse Effect.

(kk)        No Material Actions or Proceedings. There is no action, suit, proceeding, inquiry or investigation brought by or before any governmental entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or the Sponsor, which could be expected, individually or in the aggregate, to have a Material Adverse Effect or materially and adversely affect the consummation of the transactions contemplated by this Agreement, the Trust Agreement, the Warrant Agreement, the Subscription Agreement, the Private Placement Warrants Purchase Agreements, the Registration Rights Agreement, the Insider Letter, or the Administrative Services Agreement or the performance by the Company of its obligations hereunder and thereunder.

(ll)           All Necessary Permits, etc. The Company possesses such valid and current licenses, certificates, authorizations or permits required by state, federal or foreign regulatory agencies or bodies to conduct its business as currently conducted and as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus. The Company has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization or permit that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect.

(mm)       Title to Properties. The Company owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(nn)         Tax Law Compliance. The Company has filed all necessary federal, state and foreign income and franchise tax returns or has properly requested extensions thereof (except in any case in which the failure to so file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and, if due and payable, any related or similar assessment, fine or penalty levied against it, except for any such assessment, fine or penalty that is currently being contested in good faith and by appropriate proceedings and for which adequate reserves required by generally accepted accounting principles have been created with respect thereto or as would not have a Material Adverse Effect.

(oo)         ERISA Compliance. The Company has not established or maintained any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), and thus is not subject to ERISA.

(pp)         Company Not an “Investment Company.” The Company is not, and will not be, either after receipt of payment for the Offered Securities or after the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus or the Prospectus, required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(qq)         No Price Stabilization or Manipulation; Compliance with Regulation M. The Company has not taken, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of any security of the Company, whether to facilitate the sale or resale of the Offered Securities or otherwise, which would directly or indirectly violate Regulation M under the Exchange Act (“Regulation M”).

(rr)         Related-Party Transactions. There are no business relationships or related-party transactions involving the Company or any other person required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus that have not been described as required.

(ss)         FINRA Matters. All of the information provided to the Underwriters or to counsel for the Underwriters by the Sponsor, the Company and, to the knowledge of the Company, its counsel, its officers, directors, director nominees and the other holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the Offering, is true, complete and correct in all material respects and the Company has not become aware of any other information that would cause such provided information to become inaccurate and incorrect in any material respect.

(tt)          FINRA Conflict of Interest. To the Company’s knowledge after reasonable inquiry, there are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors or 10% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially submitted or filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Time of Sale Prospectus and the Prospectus.

(uu)        Non-Compete/Non-Solicit. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, to the Company’s knowledge, none of the Sponsor, officers, directors or director nominees of the Company is subject to a non-competition agreement or non-solicitation agreement with any employer or prior employer that could materially affect its, his or her ability to be and act in the capacity of shareholder, officer or director of the Company, as applicable.

(vv)          Statistical and Market-Related Data. All statistical, industry-related and market-related data included in the Registration Statement, the Time of Sale Prospectus or the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate. To the extent required, the Company has obtained the written consent to the use of such data from such sources.

(ww)        No Unlawful Contributions or Other Payments. None of the Company, the Sponsor, or, to the knowledge of the Company, any director, director nominee, officer, agent, employee or controlled affiliate of the Company, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of the FCPA (as defined below).

(xx)         Foreign Corrupt Practices Act. None of the Company, the Sponsor, or, to the knowledge of the Company, any director, director nominee, officer, agent, employee or controlled affiliate of the Company, has, in the course of its, his or her actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”)) or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA or the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, such foreign official or employee; and the Company, the Sponsor, and, to the knowledge of the Company, the Company’s directors, director nominees, officers, agents, employees and affiliates have conducted the business of the Company and their respective businesses on behalf of the Company in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(yy)         Money Laundering Laws. The operations of the Company and the Sponsor have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(zz)         OFAC. None of the Company, the Sponsor, or, to the knowledge of the Company, any director, director nominee, officer, agent, employee or controlled affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of this Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that currently is subject to any Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of such Sanctions.

(aaa)       Brokers. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(bbb)       Cybersecurity. The Company’s information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company has implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses. “Personal Data” means: (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by European Union General Data Protection Regulation (EU 2016/679); and (iv) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. There have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company is presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification and the Company has implemented backup and disaster recovery technology consistent with industry standards and practices.

(ccc)       Emerging Growth Company Status. From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged in any Section 5(d) Written Communication or any Section 5(d) Oral Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(ddd)       Communications with Potential Business Combination Targets. Prior to the date hereof, neither the Company nor anyone on its behalf has, and as of the First Closing Date, neither the Company nor anyone on its behalf will have selected any Business Combination target or initiated any substantive discussions, directly or indirectly, with any Business Combination target.

(eee)       Communications. The Company (i) has not alone engaged in communications with potential investors in reliance on Section 5(d) of the Securities Act other than Permitted Section 5(d) Communications with the consent of the Representative with entities that are QIBs or IAIs and (ii) has not authorized anyone other than the Representative to engage in such communications; the Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Marketing Materials, Section 5(d) Oral Communications and Section 5(d) Written Communications; as of the Applicable Time, each Permitted Section 5(d) Communication, when considered together with the Time of Sale Prospectus, did not, as of the Applicable Time, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Permitted Section 5(d) Communication, if any, does not, as of the date hereof, conflict with the information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus; and the Company has filed publicly on EDGAR at least 15 calendar days prior to any “road show” (as defined in Rule 433 under the Securities Act), any confidentially submitted registration statement and registration statement amendments relating to the offer and sale of the Offered Securities.

Any certificate signed by any officer of the Company and delivered to the Representative, any Underwriters or to counsel for the Underwriters in connection with the Offering, or the purchase and sale, of the Offered Securities shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

The Company has a reasonable basis for making each of the representations set forth in this Section 1. The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 2.           Purchase, Sale and Delivery of the Offered Securities.

(a)           The Firm Securities. Upon the terms herein set forth, the Company agrees to issue and sell to the several Underwriters an aggregate of 15,000,000 Units. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Firm Securities set forth opposite their names on Schedule A. The purchase price per Unit to be paid by the several Underwriters to the Company shall be $9.80 per Unit (the “Purchase Price”).

(b)           The First Closing Date. Delivery of the Firm Securities to be purchased by the Underwriters and payment therefor shall be made at [●] New York City time, on [●], 2020, or such other time and date not later than [●] New York City time on [●], 2020 as the Representative shall designate by notice to the Company (the time and date of such closing are called the “First Closing Date”). The Company hereby acknowledges that circumstances under which the Representative may provide notice to postpone the First Closing Date as originally scheduled include, but are not limited to, any determination by the Company or the Representative to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 10. Delivery of the Firm Securities shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representative shall otherwise instruct.

(c)           The Optional Securities; Option Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 2,250,000 Units from the Company at the purchase price per Unit to be paid by the Underwriters for the Firm Securities. The option granted hereunder may be exercised at any time and from time to time in whole or in part upon notice by the Representative to the Company, which notice may be given at any time within 45 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Securities as to which the Underwriters are exercising the option and (ii) the time, date and place at which the Optional Securities will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in the event that such time and date are simultaneous with the First Closing Date, the term “First Closing Date” shall refer to the time and date of delivery of the Firm Securities and such Optional Securities). Any such time and date of delivery, if subsequent to the First Closing Date, is called an “Option Closing Date,” and shall be determined by the Representative and shall not be earlier than two or later than five full business days after delivery of such notice of exercise. If any Optional Securities are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Optional Securities (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Optional Securities to be purchased as the number of Firm Securities set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Securities. The Representative may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

(d)           Public Offering of the Offered Securities. The Representative hereby advises the Company that the Underwriters intend to offer for sale to the public, on the terms set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, their respective portions of the Offered Securities as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representative, in its sole judgment, has determined is advisable and practicable.

(e)           Delivery and Payment for the Offered Securities.

(i)            In addition to the discount from the public offering price represented by the Purchase Price set forth in the last sentence of Section 2(a) of this Agreement, the Company hereby agrees to pay to the Underwriters a deferred discount of $0.35 per Unit (including both Firm Securities and Optional Securities) purchased hereunder (the “Deferred Discount”). The Underwriters hereby agree that if no Business Combination is consummated within the time period provided in the Amended and Restated Memorandum and Articles of Association and the funds held under the Trust Agreement are distributed to the holders of the Class A Ordinary Shares included in the Offered Securities sold pursuant to this Agreement (the “Public Shareholders”), (x) the Underwriters will forfeit any rights or claims to the Deferred Discount and (y) the trustee under the Trust Agreement is authorized to distribute the Deferred Discount to the Public Shareholders on a pro rata basis.

(ii)           It is understood that the Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment by wire transfer payable in same-day funds to an account specified by the Company and to the Trust Account as described below in this Section of the purchase price for, the Firm Securities and any Optional Securities the Underwriters have agreed to purchase. The Representative, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Offered Securities to be purchased by any Underwriter whose funds shall not have been received by the Representative by the First Closing Date or the applicable Option Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(iii)          Payment for the Firm Securities shall be made as follows: The net proceeds for the Firm Securities (including the Deferred Discount) shall be deposited in the Trust Account pursuant to the terms of the Trust Agreement along with such portion of the proceeds of the sale of the Private Placement Warrants in order for the Trust Account to equal the product of the number of Units sold and $10.15 upon delivery to the Representative of the Firm Securities through the facilities of DTC or, if the Representative has otherwise instructed, upon delivery to the Representative of certificates (in form and substance satisfactory to the Representative) representing the Firm Securities, in each case for the account of the Underwriters. The Firm Securities shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least one business day prior to the First Closing Date. If delivery is not made through the facilities of DTC, the Company will permit the Representative to examine and package the Firm Securities for delivery, at least one business day prior to the First Closing Date at a location in New York City as the Representative may designate. The Company shall not be obligated to sell or deliver the Firm Securities except upon tender of payment by the Representative for all the Firm Securities. At least one business day prior to the Firm Securities settlement date, the Company shall deposit the applicable proceeds from the sale of the applicable Private Placement Warrants into the Trust Account.

(iv)          Payment for the Optional Securities shall be made as follows: $9.80 per Optional Security (including any Deferred Discount attributable to the Optional Securities) shall be deposited in the Trust Account pursuant to the terms of the Trust Agreement along with such portion of the gross proceeds of the Private Placement Warrants in order for the Trust Account to equal the product of the number of Units sold and $10.15 upon delivery to the Representative of the Optional Securities through the facilities of DTC or, if the Representative has otherwise instructed, upon delivery to the Representative of certificates (in form and substance satisfactory to the Representative) representing the Optional Securities for the account of the Underwriters. The Optional Securities shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two business days prior to the Option Closing Date. If delivery is not made through the facilities of DTC, the Company will permit the Representative to examine and package the Optional Securities for delivery, at least one business day prior to the Option Closing

Date. The Company shall not be obligated to sell or deliver the Optional Securities except upon tender of payment by the Representative for all the Optional Securities. At least one business day prior to the Optional Securities settlement date, the Company shall deposit the applicable proceeds from the sale of the applicable Private Placement Warrants into the Trust Account.

Section 3.           Additional Covenants of the Company.

The Company further covenants and agrees with each Underwriter as follows:

(a)           Delivery of Registration Statement, Time of Sale Prospectus and Prospectus. The Company shall furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period when a prospectus relating to the Offered Securities is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Offered Securities, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)           Representative’s Review of Proposed Amendments and Supplements. During the period when a prospectus relating to the Offered Securities is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), the Company (i) will furnish to the Representative for review, a reasonable period of time prior to the proposed time of filing of any proposed amendment or supplement to the Registration Statement, a copy of each such amendment or supplement and (ii) will not amend or supplement the Registration Statement without the Representative’s prior written consent. Prior to amending or supplementing any preliminary prospectus, the Time of Sale Prospectus or the Prospectus, the Company shall furnish to the Representative for review, a reasonable amount of time prior to the time of filing or use of the proposed amendment or supplement, a copy of each such proposed amendment or supplement. The Company shall not file or use any such proposed amendment or supplement without the Representative’s prior written consent. The Company shall file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such rule.

(c)           Free Writing Prospectuses. The Company will not make any offer relating to the Units that constitutes or would constitute a free writing prospectus or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act.

(d)           Amendments and Supplements to Time of Sale Prospectus. If the Time of Sale Prospectus is being used to solicit offers to buy the Offered Securities at a time when the Prospectus is not yet available to prospective purchasers, and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus so that the Time of Sale Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement, or if it shall be necessary to amend or supplement the Time of Sale Prospectus to comply with the Securities Act or the rules thereunder, the Company shall (subject to Section 3(b) and Section 3(e) hereof) promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the information contained in the Registration Statement or so that the Time of Sale Prospectus, as amended or supplemented, will comply with the Securities Act or the rules thereunder.

(e)           Certain Notifications and Required Actions. After the date of this Agreement, the Company shall promptly advise the Representative in writing of: (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission; (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus, the Prospectus or the Exchange Act Registration Statement; (iii) the time and date that any post-effective amendment to the Registration Statement becomes effective; and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus, the Prospectus or the Exchange Act Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, the Time of Sale Prospectus, or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Units from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If, at any time, the Commission shall enter any such stop order, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply in all material respects with all applicable provisions of Rule 424(b) and Rule 430A under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) were received in a timely manner by the Commission.

(f)            Amendments and Supplements to the Prospectus and Other Securities Act Matters. If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Securities Act, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act or rules thereunder, the Company agrees (subject to Section 3(b) and Section 3(c) hereof) to promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading or so that the Prospectus, as amended or supplemented, will comply with the Securities Act or the rules thereunder. Neither the Representative’s consent to, nor delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Section 3(b) or Section 3(e).

(g)           Blue Sky Compliance. The Company shall cooperate with the Representative and counsel for the Underwriters to qualify or register the Offered Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws of those jurisdictions designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Offered Securities. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Offered Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(h)           Use of Proceeds. The Company shall apply the net proceeds from the sale of the Offered Securities and the Private Placement Warrants sold by it in a manner consistent in all material respects with the applications described under the caption “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(i)            Transfer and Warrant Agent. For a period commencing on the Effective Date and ending at least five years from the date of the consummation of the Business Combination or until such earlier time at which the distributions of the Trust Account to the Public Shareholders in connection with the redemption of the Class A Ordinary Shares held by the Public Shareholders pursuant to the terms of the Company’s Amended and Restated Memorandum and Articles of Association, if the Company fails to consummate a Business Combination (the “Liquidation”) occurs or the Class A Ordinary Shares and Public Warrants cease to be registered under the Exchange Act, the Company shall retain a transfer agent and warrant agent.

(j)            Earnings Statement. The Company will make generally available to its security holders and to the Representative as soon as practicable an earnings statement (which need not be audited) covering a period of at least 12 months beginning with the first fiscal quarter of the Company commencing after the date of this Agreement that will satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(k)           Continued Compliance with Securities Laws. The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Offered Securities as contemplated by this Agreement, the Registration Statement, the Time of Sale Prospectus and the Prospectus. Without limiting the generality of the foregoing, the Company will, during the period when a prospectus relating to the Offered Securities is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), file on a timely basis with the Commission and the NYSE all reports and documents required to be filed under the Exchange Act. Additionally, the Company shall report the use of proceeds from the issuance of the Offered Securities as may be required under Rule 463 under the Securities Act.

(l)            Continued Registration of the Securities of the Company. For a period commencing on the Effective Date and ending at least five years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs, the Company will use its best efforts to maintain the registration of the Units, the Class A Ordinary Shares, and the Public Warrants under the provisions of the Exchange Act, except after giving effect to a going private transaction after the completion of a Business Combination. The Company will not deregister the Units, the Class A Ordinary Shares or the Public Warrants under the Exchange Act (except in connection with a going private transaction after the completion of a Business Combination) without the prior written consent of the Representative.

(m)          Listing. The Company will use commercially reasonable efforts to effect and maintain the listing of (x) the Units and the Public Warrants on the NYSE for a period commencing on the Effective Date and ending on the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs or the Public Warrants cease to be publicly traded, and (y) the Class A Ordinary Shares on the NYSE for a period commencing on the Effective Date and ending at least five years from the date of the consummation of the initial Business Combination or until such earlier time at which the Liquidation occurs or the Class A Ordinary Shares cease to be publicly traded.

(n)           Reservation of Unissued Securities of the Company. The Company will reserve and keep available that maximum number of its authorized but unissued securities that are issuable upon exercise of any of the Public Warrants and Private Placement Warrants outstanding from time to time and the conversion of the Founder Shares.

(o)           Agreement Not to Issue Additional Class A Ordinary Shares or Warrants. Prior to the consummation of a Business Combination or the Liquidation, the Company shall not issue any Class A Ordinary Shares, Public Warrants, Private Placement Warrants or any options or other securities convertible into or exercisable or exchangeable for Class A Ordinary Shares, or any preferred shares, in each case, that would entitle the holders thereof to (i) receive funds from the Trust Account or (ii) vote as a class with the Class A Ordinary Shares (a) on a Business Combination or on any other proposal presented to the Public Shareholders prior to or in connection with the completion of a Business Combination or (b) to approve an amendment to the Amended and Restated Memorandum and Articles of Association to (x) extend the time the Company has to consummate a Business Combination beyond 18 months from the First Closing Date or (y) amend such other provisions as set forth in the Registration Statement, Time of Sale Prospectus or the Prospectus.

(p)           Agreement Not to Offer or Sell Additional Securities of the Company. During the period commencing on and including the date hereof and continuing through and including the 180th day following the date of the Prospectus (such period, as extended as described below, being referred to herein as the “Lock-up Period”), the Company will not, without the prior written consent of the Representative, (x) offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder with respect to, any other Units, Class A Ordinary Shares, Public Warrants, Private Placement Warrants and their underlying securities or any securities convertible into, or exercisable or exchangeable for, Class A Ordinary Shares or publicly announce an intention to effect any such transaction; provided, however, that the Company may (1) issue and sell the Private Placement Warrants, (2) issue and sell the Optional Securities on exercise of the option provided for in Section 2 hereof, (3) register with the Commission pursuant to the Registration Rights Agreement, in accordance with the terms of the Registration Rights Agreement, the resale of the Founder Shares, the Private Placement Warrants and their underlying securities, the Working Capital Warrants or the Public Warrants and the Class A Ordinary Shares issuable upon exercise of such warrants or Founder Shares and, (4) issue securities in connection with a Business Combination, or (y) release the Sponsor or any officer, director or director nominee from the 180-day lock-up contained in the Insider Letter.

(q)           Investment Limitation. The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Offered Securities and the Private Placement Warrants in such a manner as would require the Company to register as an investment company under the Investment Company Act.

(r)           No Stabilization or Manipulation; Compliance with Regulation M. The Company will not take, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of any security of the Company, whether to facilitate the sale or resale of the Offered Securities or otherwise in violation of Regulation M, and the Company will comply with all applicable provisions of Regulation M.

(s)           Company to File a Current Report on Form 8-K. The Company shall, on or prior to the date hereof, retain its independent registered public accounting firm to audit the balance sheet of the Company as of the First Closing Date (the “Audited Balance Sheet”) reflecting the receipt by the Company of the proceeds of the sale of the Offered Securities as set forth in the Prospectus on the First Closing Date. As soon as the Audited Balance Sheet becomes available, the Company shall promptly, but not later than four business days after the First Closing Date, file the Closing Form 8-K with the Commission, which report shall contain the Company’s Audited Balance Sheet. Additionally, upon the Company’s receipt of the proceeds from the exercise of all or any portion of the option provided for in Section 2 hereof, the Company shall promptly, but not later than four business days after the receipt of such proceeds, file a Current Report on Form 8-K with the Commission, which report shall disclose the Company’s sale of the Optional Securities and its receipt of the proceeds therefrom, unless the receipt of such proceeds are reflected in the Current Report on Form 8-K referenced in the immediately prior sentence.

(t)            Company to Procure Review of Unaudited Quarterly Financial Statements. For a period commencing on the Effective Date and ending at least five years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs or the Class A Ordinary Shares and the Public Warrants cease to be publicly traded, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters of the year prior to the announcement of quarterly financial information, the filing of the Company’s Quarterly Reports on Form 10-Q and the mailing, if any, of quarterly financial information to shareholders.

(u)           Future Reports to the Representative. For a period commencing on the Effective Date and ending at least five years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs, the Company will furnish to the Representative, c/o Jefferies, at 520 Madison Avenue, New York, New York 10022, Attention: Global Head of Syndicate: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, shareholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission or any securities exchange; (iii) as soon as available, copies of any report or communication of the Company furnished or made available generally to holders of its share capital; and (iv) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representative may from time to time reasonably request; provided, however, that the requirements of this Section 3(u) shall be satisfied to the extent that such reports, statement, communications, financial statements or other documents are available on EDGAR.

(v)            Amendments and Supplements to Permitted Section 5(d)Communications. If at any time following the distribution of any Permitted Section 5(d) Communication, there occurred or occurs an event or development as a result of which such Permitted Section 5(d) Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Permitted Section 5(d) Communication to eliminate or correct such untrue statement or omission.

(w)           Emerging Growth Company Status. The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) the time when a prospectus relating to the Offered Securities is not required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) and (ii) the expiration of the Lock-Up Period.

(x)            Announcement of Release or Waiver of the Transfer Restrictions. If the Representative, in its sole discretion, agrees to release or waive the transfer restrictions set forth in any Insider Letter for the Sponsor or an officer, director or director nominee of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit A hereto through a major news service at least two business days before the effective date of the release or waiver; provided, however, that no such announcement by the Company shall be made of any release or waiver granted solely to permit a transfer of securities that is not for consideration and where the transferee has agreed in writing to be bound by the terms of an Insider Letter.

(y)           No Business Combination with Affiliates. The Company will not consummate a Business Combination with any entity that is affiliated with the Sponsor or any of the Company’s officers or directors unless it, or a committee of its independent directors, obtains an opinion from an independent investment banking firm which is a member of FINRA or an independent valuation or accounting firm that such Business Combination is fair to the Company from a financial point of view; provided that for purposes of this Section 3(y), an entity will not be deemed an affiliate solely by virtue of ownership by the Sponsor or its affiliates, or any of their or the Company’s executive officers or directors, of less than 10% of its common stock, individually or in the aggregate. Other than as set forth in this subsection, the Company shall not pay the Sponsor or its affiliates or any of the Company’s executive officers, directors or any of their respective affiliates any fees or compensation for services rendered to the Company prior to, or in connection with, the consummation of a Business Combination; provided, however, that such officers, directors and affiliates (i) may receive reimbursement for out-of-pocket expenses incurred by them related to identifying, investigating, negotiating and completing a Business Combination to the extent that such expenses do not exceed the amount of available proceeds not deposited in the Trust Account; (ii) may be repaid for loans as described in the Registration Statement; and (iii) may be paid $10,000 per month for office space, utilities, and secretarial and administrative services pursuant to the Administrative Services Agreement.

(z)           Consummation of the Initial Business Combination. The Company may consummate the initial Business Combination and conduct redemptions of the Class A Ordinary Shares for cash upon consummation of such Business Combination without a shareholder vote pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, including by means of the filing of tender offer documents with the Commission. Such tender offer documents will contain substantially the same financial and other information about the initial Business Combination and the redemption rights as is required under the Commission’s proxy rules and will provide each shareholder of the Company with the opportunity prior to the consummation of the initial Business Combination to redeem the Class A Ordinary Shares held by such shareholder for an amount of cash per share equal to (A) the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the initial Business Combination representing (x) proceeds held in the Trust Account from the Offering and proceeds from the sale of the Private Placement Warrants and (y) any interest earned on the funds held in the Trust Account and not previously released to the Company to pay its income taxes, divided by (B) the total number of Class A Ordinary Shares sold as part of the Units in the Offering (the “Public Shares”) then outstanding. If, however, the Company elects not to file such tender offer documents, a shareholder vote is required by applicable law or stock exchange rule in connection with the initial Business Combination, or the Company decides to hold a shareholder vote for business or other legal reasons, the Company will submit such Business Combination to the Company’s shareholders for their approval (“Business Combination Vote”). With respect to the initial Business Combination Vote, if any, the Sponsor and each of the

Company’s directors and officers party to the Insider Letter has agreed to vote all of his, her or its respective Founder Shares and any other Class A Ordinary Shares purchased by him, her or it during or after the Offering in favor of the Company’s initial Business Combination. If the Company seeks shareholder approval of the initial Business Combination, the Company will offer to each Public Shareholder holding Class A Ordinary Shares the right to have such Public Shareholder’s Class A Ordinary Shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules of the Commission at a per share redemption price (the “Redemption Price”) equal to (I) the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the initial Business Combination representing (1) proceeds held in the Trust Account from the Offering and proceeds from the sale of the Private Placement Warrants and (2) any interest earned on the funds held in the Trust Account and not previously released to the Company to pay its income taxes, divided by (II) the total number of Public Shares then issued and outstanding. If the Company seeks shareholder approval of the initial Business Combination, the Company may proceed with such Business Combination only if a majority of the outstanding shares of common stock, represented in person or by proxy and entitled to vote thereon, voted by the shareholders at a duly held shareholders meeting are voted in favor of such Business Combination. If, after seeking and receiving such shareholder approval, the Company elects to so proceed, it will redeem the Class A Ordinary Shares, at the Redemption Price, from those Public Shareholders who affirmatively requested such redemption. Only Public Shareholders holding Class A Ordinary Shares who properly exercise their redemption rights in accordance with the applicable tender offer or proxy materials related to such Business Combination, shall be entitled to receive distributions from the Trust Account in connection with an initial Business Combination, and the Company shall pay no distributions with respect to any other holders or share capital of the Company in connection therewith. In the event that the Company does not effect a Business Combination by 18 months from the closing of the Offering (or such later date as may be approved by the Company’s shareholders), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay income taxes, if any (less up to $100,000 of interest to pay the Company’s dissolution expenses), divided by the number of then-outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, liquidate and dissolve, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Only Public Shareholders holding Class A Ordinary Shares included in the Offered Securities shall be entitled to receive such redemption amounts and the Company shall pay no such redemption amounts or any distributions in liquidation with respect to any other holders or share capital of the Company. The Sponsor, and the Company’s officers, directors and director nominees will not propose any amendment to the Company’s Amended and Restated Memorandum and Articles of Association (A) that would modify the substance or timing of the Company’s obligation to provide holders of Class A Ordinary Shares the right to have their shares redeemed in connection with the Company’s initial Business Combination or to redeem 100% of the Public Shares if the Company does not complete its initial Business Combination within 18 months from the closing of the Offering (or such later date as may be approved by the Company’s shareholders) or (B) with respect to any other provision relating to the rights of holders of the Class A Ordinary Shares, unless the Company offers the opportunity to redeem the Public Shares upon approval of any such amendment at the Redemption Price.

(aa)         Announcement of the Consummation of the Initial Business Combination. In the event that the Company desires or is required by an applicable law or regulation to cause an announcement (“Business Combination Announcement”) to be placed in The Wall Street Journal, The New York Times or any other news or media publication or outlet or to be made via a public filing with the

Commission announcing the consummation of the Business Combination that indicates that the Underwriters were the underwriters in the Offering, the Company shall supply the Representative with a draft of the Business Combination Announcement and provide the Representative with a reasonable advance opportunity to comment thereon, subject to the agreement of the Underwriters to keep confidential such draft announcement in accordance with the Representative’s standard policies regarding confidential information.

(bb)         Payment of Deferred Discount. Upon the consummation of the initial Business Combination, the Company will pay to the Representative, on behalf of the Underwriters, the Deferred Discount. Payment of the Deferred Discount will be made out of the proceeds of the Offering held in the Trust Account, and the Company will instruct CST to transfer the Deferred Discount to the Representative concurrent with any transfer of the funds held in the Trust Account to the Company or any other person. The Underwriters shall have no claim to payment of any interest earned on the portion of the proceeds held in the Trust Account representing the Deferred Discount. If the Company fails to consummate its initial Business Combination within 18 months from the closing of the Offering (or such later date as may be approved by the Company’s shareholders), the Deferred Discount will not be paid to the Representative and will, instead, be included in the Liquidation distribution of the proceeds held in the Trust Account made to the Public Shareholders. In connection with any such Liquidation, the Underwriters forfeit any rights or claims to the Deferred Discount.

(cc)         Payment Pursuant to the Administrative Services Agreement. In no event will the amounts payable by the Company for office space, utilities, and secretarial and administrative services exceed $10,000 per month in the aggregate until the earlier of the date of the consummation of the Business Combination or the Liquidation.

(dd)         Cancellation of Founder Shares. Upon the earlier to occur of the expiration or termination of the Underwriters’ over-allotment option, the Company shall cancel or otherwise effect the forfeiture of Founder Shares from the Sponsor in an aggregate amount equal to the number of Founder Shares determined by multiplying (a) 562,500 by (b) a fraction, (i) the numerator of which is 2,250,000 minus the number of Optional Securities purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 2,250,000. For the avoidance of doubt, if the Underwriters exercise their over-allotment option in full, the Company shall not cancel or otherwise effect the forfeiture of any of the Founder Shares pursuant to this subsection.

(ee)         Review of All Payments to the Sponsor. Prior to the consummation of the initial Business Combination or the Liquidation, the Company’s audit committee will review on a quarterly basis all payments made by the Company to the Sponsor, to the Company’s officers or directors, or to the Company’s or any of such other persons’ respective affiliates.

(ff)          Compliance with the “Penny Stock” Laws. The Company agrees that it will use commercially reasonable efforts to prevent the Company from becoming subject to Rule 419 under the Securities Act prior to the consummation of any Business Combination, including, but not limited to, using its best efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a51-1 under the Exchange Act during such period.

(gg)        Maintenance of Disclosure Controls, Procedures and Internal Accounting Controls. To the extent required by Rule 13a-15(e) under the Exchange Act, the Company will maintain “disclosure controls and procedures” (as defined under Rule 13a-15(e) under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(hh)        Compliance with the Sarbanes-Oxley Act. As soon as legally required to do so, the Company and its directors and officers, in their capacities as such, shall take all actions necessary to comply with any provision of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications, and to comply with the rules of the NYSE.

(ii)          Compliance with the Organizational Documents. The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of the Amended and Restated Memorandum and Articles of Association.

(jj)          Waiver of Interests to the Funds. Prior to the consummation of the initial Business Combination, the Company will seek to have all vendors, service providers (other than the Company’s independent registered public accounting firm), prospective target businesses, and other entities with which it does business execute agreements with it waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of the Public Shareholders. If any third party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, prior to the consummation of the initial Business Combination, the Company’s management will only enter into an agreement with a third party that has not executed such wavier if the Company’s management believes that such third party’s engagement would be significantly more beneficial to the Company than any alternative.

(kk)        Maintenance of Funds in the Trust Account. During the period prior to the Company’s initial Business Combination or Liquidation, the Company may instruct the trustee under the Trust Agreement to release from the Trust Account funds (i) solely from interest income earned on the funds held in the Trust Account, the amounts necessary to pay taxes and (ii) to Public Shareholders who properly redeem their Public Shares in connection with a vote to approve an amendment to the Amended and Restated Memorandum and Articles of Association (A) that would modify the substance or timing of the Company’s obligation to provide holders of Class A Ordinary Shares the right to have their shares redeemed in connection with the Company’s initial Business Combination or to redeem 100% of the Public Shares if the Company does not complete its initial Business Combination within 18 months from the closing of the Offering (or such later date as may be approved by the Company’s shareholders) or (B) with respect to any other material provisions relating to the rights of holders of the Class A Ordinary Shares. Otherwise, all funds held in the Trust Account (including any interest income earned on the amounts held in the Trust Account (which interest shall be net of taxes payable)) will remain in the Trust Account until the earlier of the consummation of the Company’s initial Business Combination and the Liquidation; provided, however, that in the event of the Liquidation, up to $100,000 of interest income may be released to the Company if the proceeds of the Offering held outside of the Trust Account are not sufficient to cover the costs and expenses associated with implementing the Company’s plan of dissolution.

(ll)          Notification and Disclosure of Arrangements Relating to a Business Combination. For a period of 60 days following the Effective Date, in the event any person or entity (regardless of any FINRA affiliation or association) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, or has provided or will provide any investment banking, financial, advisory and/or consulting services to the Company, the Company agrees that it shall promptly provide to FINRA (via a FINRA submission), the Representative and its counsel a notification prior to entering into the agreement or transaction relating to a potential Business Combination: (i) the identity of the person or entity providing any such services; (ii) complete details of all such services and copies of all agreements governing such services prior to entering into the agreement or transaction; and (iii) justification as to why the value received by any person or entity for such services is not underwriting compensation for the Offering. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the tender offer materials or proxy statement, as applicable, which the Company may file in connection with the Business Combination for purposes of offering redemption of shares held by its shareholders or for soliciting shareholder approval, as applicable.

(mm)       FINRA Conflict of Interest. The Company shall advise FINRA, the Representative and its counsel if it is aware that any 10% or greater shareholder of the Company becomes an affiliate or associated person of a member of FINRA participating in the distribution of the Offered Securities.

The Representative, on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

Section 4.           Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Offered Securities (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Offered Securities, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Offered Securities to the Underwriters, (iv) all fees and expenses of the Company’s counsel, independent registered public accounting firm and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Exchange Act Registration Statement and the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Time of Sale Prospectus, the Prospectus and each preliminary prospectus, each Permitted Section 5(d) Communication, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Securities for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representative, preparing and printing a “Blue Sky Survey” or memorandum and a “Canadian wrapper”, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, in each case, to the extent reasonably requested, (vii) the fees and disbursements of counsel for the Underwriters in an amount not to exceed $25,000 in connection with, the required review by FINRA, (viii) the costs and expenses of the Company (and not the Representative) relating to investor presentations on any Road Show, any Permitted Section 5(d) Communication or any Section 5(d) Oral Communication undertaken in connection with the Offering, including, without limitation, expenses associated with the preparation or dissemination of any electronic Road Show, expenses associated with the production of Road Show slides and graphics, fees and expenses of any consultants engaged in connection with the Road Show presentations with the prior approval of the Company, travel and lodging expenses of the representatives, employees and officers of the Company (and not the Representative) and any such consultants, and the cost of any aircraft and any other transportation chartered in connection with the Road Show with the prior consent of the Company, (ix) the fees and expenses associated with listing the Offered Securities on the NYSE, and (x) all other fees, costs and expenses of the nature referred to in Item 13 of Part II of the Registration Statement. Except as provided in this Section 4 or in Section 6, Section 8 or Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

Section 5.           Conditions of the Obligations of the Underwriters. The respective obligations of the several Underwriters hereunder to purchase and pay for the Offered Securities as provided herein on the First Closing Date and, with respect to the Optional Securities, each Option Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Securities, as of each Option Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a)           Comfort Letter. On the date hereof, the Representative shall have received from Withum, independent registered public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(b)           Compliance with Registration Requirements; No Stop Order; No Objection from FINRA.

(i)            The Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act.

(ii)           No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement shall be in effect, and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(iii)          FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(c)           No Prevention or Suspension. No order preventing or suspending the sale of the Units in any jurisdiction designated by the Representative pursuant to Section 3(g) hereof shall have been issued as of the First Closing Date and each Option Closing Date, and no proceedings for that purpose shall have been instituted or shall have been threatened.

(d)           No Material Adverse Effect. For the period from and after the date of this Agreement and through and including the First Closing Date and, with respect to any Optional Securities purchased after the First Closing Date, each Option Closing Date, in the judgment of the Representative, there shall not have been any Material Adverse Effect.

(e)           Opinion of Counsel for the Company. On each of the First Closing Date and each Option Closing Date, the Representative shall have received the opinion of Kirkland & Ellis LLP, U.S. counsel for the Company, dated as of such date, in form and substance satisfactory to the Representative.

(f)            Opinion of Cayman Islands Counsel for the Company. On each of the First Closing Date and each Option Closing Date the Representatives shall have received the opinion of Maples and Calder LLP, Cayman Islands counsel for the Company, dated as of such date, in form and substance satisfactory to the Representatives.

(g)           Opinion of Counsel for the Underwriters. On each of the First Closing Date and each Option Closing Date the Representative shall have received the opinion of Skadden, Arps, Slate,

Meagher & Flom LLP, counsel for the Underwriters in connection with the offer and sale of the Offered Securities, in form and substance satisfactory to the Representative, dated as of such date, with executed copies for each of the other Underwriters named on the Prospectus cover page.

(h)           Officers’ Certificate. On each of the First Closing Date and each Option Closing Date, the Representative shall have received a certificate executed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated as of such date, to the effect set forth in Section 5(b)(ii) and further to the effect that:

(i)            for the period from and including the date of this Agreement through and including such date, there has been no Material Adverse Effect;

(ii)           the representations, warranties, and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such date; and

(iii)          the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such date.

(i)            Secretary’s Certificate. The Company shall have furnished to the Representative a certificate signed by the Secretary or Assistant Secretary of the Company, dated the First Closing Date and each Option Closing Date, certifying (i) that the Amended and Restated Memorandum and Articles of Association are true and complete, have not been modified and are in full force and effect, (ii) that the resolutions relating to the Offering contemplated by this Agreement are in full force and effect and have not been modified, (iii) copies of all correspondence between the Company or its counsel and the Commission, and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

(j)            Bring-down Comfort Letter. On each of the First Closing Date and each Option Closing Date the Representative shall have received from Withum, independent registered public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representative, which letter shall: (i) reaffirm the statements made in the letter furnished by them pursuant to Section 5(a), except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or the applicable Option Closing Date, as the case may be; and (ii) cover certain financial information contained in the Prospectus.

(k)           Transactional Documents. On or prior to the First Closing Date, the Company shall have delivered to the Representative executed copies of the Trust Agreement, the Warrant Agreement, the Subscription Agreement, the Private Placement Warrants Purchase Agreements, the Insider Letter, the Registration Rights Agreement and the Administrative Services Agreement, and each such agreement shall be in full force and effect on each of the First Closing Date and each Option Closing Date. With regard to the Insider Letter, if any additional persons shall become executive officers, directors or director nominees of the Company prior to the end of the Lock-up Period, the Company shall cause each such person, prior to or contemporaneously with their appointment or election as an executive officer, director or director nominee to execute a joinder to the Insider Letter.

(l)            Deposit to the Trust Account. The Sponsor and Jefferies LLC (at least one business day prior to the First Closing Date and each Option Closing Date), shall have caused applicable proceeds from the sale of the Private Placement Warrants purchased by each of them pursuant to those certain Private Placement Warrants Purchase Agreements to be deposited into the Trust Account so that together with proceeds for the Firm Securities (including the Deferred Discount), or with respect to the Optional Securities, proceeds from the Optional Securities (including the Deferred Discount), the aggregate amount of money deposited into the

Trust Account would equal the product of the number of Units issued and $10.15.

(m)          Rule 462(b) Registration Statement. In the event that a Rule 462(b) Registration Statement is filed in connection with the Offering contemplated by this Agreement, such Rule 462(b) Registration Statement shall have been filed with the Commission on the date of this Agreement and shall have become effective automatically upon such filing.

(n)           Approval of Listing. At the First Closing Date, the Offered Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(o)           Additional Documents. On or before each of the First Closing Date and each Option Closing Date, the Representative and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably request for the purposes of enabling them to pass upon the issuance and sale of the Offered Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Offered Securities as contemplated herein and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice from the Representative to the Company at any time on or prior to the First Closing Date and, with respect to the Optional Securities, at any time on or prior to the applicable Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

Section 6.           Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representative pursuant to Section 5, Section 10 or Section 11, or if the sale to the Underwriters of the Offered Securities on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representative and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representative and the Underwriters in connection with the proposed purchase and the Offering and sale of the Offered Securities, including, but not limited to, reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

Section 7.           Effectiveness of this Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

Section 8.           Indemnification.

(a)           Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such affiliate, director, officer, employee, agent or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Offered Securities have been offered or sold or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Time of Sale Prospectus, any Marketing Material, any Section 5(d) Written Communication or the Prospectus (or any amendment or supplement to the foregoing), or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading; or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the securities of the Company or the Offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above; and to reimburse each Underwriter and each such affiliate, director, officer, employee, agent and controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are incurred by such Underwriter or such affiliate, director, officer, employee, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company by the Representative in writing expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any Marketing Material, any Section 5(d) Written Communication or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the information described in Section 8(b) below. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)           Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where the Offered Securities have been offered or sold or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Time of Sale Prospectus, any Marketing Material, any Section 5(d) Written Communication or the Prospectus (or any such amendment or supplement) or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such preliminary prospectus, the Time of Sale Prospectus, such Marketing Material, such Section 5(d) Written Communication or the Prospectus (or any such amendment or supplement), in reliance upon and in conformity with information relating to such Underwriter furnished to the Company by the Representative in writing expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Representative has furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any Marketing Material, any Section 5(d) Written Communication or the Prospectus (or any amendment or supplement to the foregoing) are the following statements set forth under the heading “Underwriting”: (x) the list of Underwriters and their respective roles and participation in the sale of the Offered Securities, (y) the first sentence in the third paragraph, the third sentence in the fourth paragraph, the fifth paragraph (except for the last sentence therein), and (z) the first sentence in the first paragraph, the third sentence in the second paragraph and the first sentence in the sixth paragraph under the heading “Stabilization”, in the Preliminary Prospectus and the Prospectus. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c)           Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party to the extent the indemnifying party is not materially prejudiced as a proximate result of such failure and shall not in any event relieve the indemnifying party from any liability that it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by the Representative (in the case of counsel for the indemnified parties referred to in Section 8(a) above) or by the Company (in the case of counsel for the indemnified parties referred to in Section 8(b) above) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.

(d)           Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have reasonable notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

Section 9.           Contribution. If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the Offering pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the Offering pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the Offering pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the front cover page of the Prospectus, bear to the aggregate initial public offering price of the Offered Securities as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by such Underwriter in connection with the Offered Securities underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their respective names on Schedule A. For purposes of this Section 9, each affiliate, director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 10.       Default of One or More of the Several Underwriters. If, on the First Closing Date or any Option Closing Date any one or more of the several Underwriters shall fail or refuse to purchase Offered Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Offered Securities to be purchased on such date, the Representative may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such date, the other Underwriters shall be obligated, severally and not jointly, in the proportions that the number of Firm Securities set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Underwriters, to purchase the Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or any Option Closing Date any one or more of the Underwriters shall fail or refuse to purchase Offered Securities and the aggregate number of Offered Securities with respect to which such default occurs exceeds 10% of the aggregate number of Offered Securities to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Offered Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Representative or the Company shall have the right to postpone the First Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section 11.       Termination of this Agreement. Prior to the purchase of the Firm Securities by the Underwriters on the First Closing Date, this Agreement may be terminated by the Representative by notice given to the Company if at any time: (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the NYSE, or trading in securities generally on either Nasdaq or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges; (ii) a general banking moratorium shall have been declared by either U.S. federal or New York state authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representative is material and adverse and makes it impracticable to proceed with the offering or delivery of the Offered Securities in the manner and on the terms described in the Time of Sale Prospectus or the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representative there shall have been any Material Adverse Effect; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representative may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representative and the Underwriters pursuant to Section 4 or Section 6 hereof or (b) any Underwriter to the Company; provided, however, that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

Section 12.       No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Offered Securities pursuant to this Agreement, including the determination of the public offering price of the Offered Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the Offering contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its shareholders, its creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the Offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the Offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the Offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 13.       Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers, directors, employees, agents or any controlling person, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Offered Securities sold hereunder and any termination of this Agreement.

Section 14.       Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representative:

Jefferies LLC
520 Madison Avenue
New York, New York 10022
Facsimile: (646) 619-4437
Attention: General Counsel

with copies to:

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue, Suite 3400
Los Angeles, California 90071
Facsimile: (213) 621-5234
Attention: Gregg A. Noel

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
Facsimile: (917) 777-3694
Attention: Michael J. Schwartz

If to the Company:

L&F Acquisition Corp.
150 North Riverside Plaza, Suite 5200

Chicago, Illinois 60606
Attention: Jeffrey C. Hammes and Adam Gerchen

with a copy to: Kirkland & Ellis LLP

601 Lexington Avenue
New York, New York 10022
Facsimile: (212) 446-4900
Attention: Christian O. Nagler and Peter S. Seligson

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 15.       Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and personal representatives, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Offered Securities as such from any of the Underwriters merely by reason of such purchase.

Section 16.       Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 17.       Recognition of the U.S. Special Resolution Regimes

In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation herein, were governed by the laws of the United States or a state of the United States.

In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Agreement, (A) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 18.       Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

Section 19.       General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 8 and Section 9 hereof fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus and the Prospectus (and any amendments and supplements to the foregoing), as contemplated by the Securities Act and the Exchange Act.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

L&F ACQUISITION CORP.

By:
Name: Adam Gerchen
Title: Chief Executive Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representative in New York, New York as of the date first above written.

JEFFERIES LLC

By:
Name: [●]
Title: [●]

Schedule A

Underwriters	Number of Firm Securities to be Purchased
Jefferies LLC	15,000,000

Total	15,000,000

Schedule B

Time of Delivery Information

1. Public offering price per unit: $10.00

2. Number of units offered: 15,000,000 (plus an additional 2,250,000 units subject to the underwriters’ over-allotment opinion)

Schedule C

Permitted Section 5(d) Communications

Reference is made to the materials used in the testing the waters presentation made to potential investors by the Company, to the extent such materials are deemed to be a “written communication” within the meaning of Rule 405 under the Act.

Exhibit A

Form of Press Release

L&F Acquisition Corp.

[Date]

L&F Acquisition Corp. (the “Company”) announced today that Jefferies LLC, the sole book-running manager and representative of the underwriters in the Company’s recent public sale of 15,000,000 units, is [waiving] [releasing] a lock-up restriction with respect to the Company’s [Class A Ordinary Shares] [warrants] [units] held by [JAR Sponsor, LLC, a Delaware limited liability company, the sponsor] [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [date], and the securities may be sold or otherwise disposed of on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

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